UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2009
Martin Marietta Materials, Inc.
(Exact name of registrant issuer as specified in its charter)

North Carolina	001-12744	56-1848578
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2710 Wycliff Road, Raleigh, North Carolina		27607 (ZIP Code)
(Address of principal executive offices)
(919) 781-4550
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 5, 2009, Martin Marietta Materials, Inc. (the “Company”) entered into a distribution agreement (the “Distribution Agreement”) with J.P. Morgan Securities Inc. (the “Agent”), as the Company’s agent. Pursuant to the terms of the Distribution Agreement, the Company may sell from time to time through the Agent up to 5,000,000 shares of the Company’s common stock having an aggregate offering price of up to $300,000,000 (the “Shares”). The Shares will be issued pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3ASR (File No. 333-157731), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on March 5, 2009.
     Under the Distribution Agreement, the Company will designate the minimum price and maximum amount of common stock to be sold through the Agent on any given trading day or days, and the Agent will use commercially reasonable efforts to offer such common stock on such days, subject to certain conditions. Sales of common stock, if any, will be made under the Company’s shelf registration statement on Form S-3ASR by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or as otherwise agreed with the Agent. The Company may also agree to sell shares to the Agent, as principal for its own account, on terms agreed to by the parties.
     The Company is not obligated to sell and the Agent is not obligated to buy or sell any shares of common stock under the Distribution Agreement. No assurance can be given that the Company will sell any shares of common stock under the Distribution Agreement, or, if it does, as to the price or amount of common stock that it sells, or the dates when such sales will take place.
     The Distribution Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the above description of certain terms of the Distribution Agreement is qualified in its entirety by reference to such exhibit. For a description of the Distribution Agreement, see the disclosure under the caption “Plan of Distribution” contained in the Company’s Prospectus Supplement dated March 5, 2009 to the Prospectus dated March 5, 2009, which has been filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Distribution Agreement is incorporated by reference into the Registration Statement.
     In reviewing the Distribution Agreement included as an exhibit to this report, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the Agent. The agreement contains representations and warranties by the Company, which have been made solely for the benefit of the Agent and should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the Distribution Agreement or such other date or dates as may be specified in the Distribution Agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.
     A copy of the opinion of Robinson, Bradshaw & Hinson, P.A., relating to the legality of the Shares, is filed as Exhibit 5.1 to this report and is incorporated by reference into the Registration Statement.
Item 9.01 Financial Statements and Exhibits.
     (d)     Exhibits
5.1	Opinion of Robinson, Bradshaw & Hinson, P.A.

23.1	Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5.1)

99.1	Distribution Agreement dated March 5, 2009 between Martin Marietta Materials, Inc. and J.P. Morgan Securities Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

	By:	/s/ Anne H. Lloyd

	Name:	Anne H. Lloyd
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: March 5, 2009

EXHIBIT INDEX
5.1	Opinion of Robinson, Bradshaw & Hinson, P.A.

23.1	Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5.1)

99.1	Distribution Agreement dated March 5, 2009 between Martin Marietta Materials, Inc. and J.P. Morgan Securities Inc.